Exhibit 20

Capital One Prime Auto Receivables Trust 2003-2

Automobile Receivable - Backed Notes

Tranche A-1 1.13813% Asset-Backed Notes

Tranche A-2 1.43000% Asset-Backed Notes

Tranche A-3 LIBOR + 0.08% Asset Backed Notes

Tranche A-4 2.88000% Asset-Backed Notes

Tranche B 2.46000% Asset-Backed Notes

Preliminary Servicer’s Certificate

Monthly Period Beginning:	12/1/2003	Purchases	Units	Cut-off Date	Closing Date	Original Pool Balance
Monthly Period Ending:	12/31/2003
Prev. Distribution/Close Date:	12/15/2003	Initial Purchase	53,331	09/14/2003	9/23/2003	$874,886,638.62
Distribution Date:	1/15/2004	Sub Purchase #1	7,182	10/21/2003		$124,988,580.79
Days of Interest for Period:	31	Sub Purchase #2	10	11/24/2003		$125,468.27
Days in Collection Period:	31	Sub Purchase #3	0			$0.00
Months Seasoned:	3	Total	60,523			$1,000,000,687.68

I.	MONTHLY PERIOD RECEIVABLES PRINCIPAL BALANCE CALCULATION:
{1}	Beginning of Period Aggregate Principal Balance		{1}			929,087,398.35
{2}	Purchase of Subsequent Receivables		{2}			0.00
	Monthly Principal Amounts
	{3}	Regular Principal Received	{3}	18,398,940.50
	{4}	Prepaid Principal Received	{4}	9,321,474.79
	{5}	Defaulted Receivables Deposit Amount	{5}	87,355.95
	{6}	Principal Portion of Repurchased Receivables	{6}	76,450.03
	{7}	Cram Down Losses and Other Non-Cash Adjustments	{7}	(907.24)
	{8}	Total Monthly Principal Amounts	{8}			27,883,314.03
	{9}	End of Period Aggregate Receivables Balance			{9}	901,204,084.30
{10}	Pool Factor ( {9} / Original Pool Balance)				{10}	0.90

II.	MONTHLY PERIOD NOTE BALANCE CALCULATION:

			Class A-1	Class A-2	Class A-3	Class A-4	Class B	Total
{11}	Original Aggregate Note Balance	{11}	216,000,000.00	228,000,000.00	303,000,000.00	230,500,000.00	22,500,000.00	1,000,000,000.00
{12}	Beginning of Period Note Balance	{12}	145,087,398.35	228,000,000.00	303,000,000.00	230,500,000.00	22,500,000.00	929,087,398.35
{13}	Noteholders’ Principal Distributable Amount	{13}	27,883,314.05	0.00	0.00	0.00	0.00	27,883,314.05
{14}	Noteholders’ Accelerated Principal Amount	{14}	0.00	0.00	0.00	0.00	0.00	0.00
{15}	Optional Note Redemption Principal Amount	{15}	0.00	0.00	0.00	0.00	0.00	0.00
{16}	End of Period Note Balance	{16}	117,204,084.30	228,000,000.00	303,000,000.00	230,500,000.00	22,500,000.00	901,204,084.30
{17}	Note Factors ({16} / {11})	{17}	0.5426	1.0000	1.0000	1.0000	1.0000	0.9012
{18}	Principal Payment Per $1,000	{18}	$129.09	$0.00	$0.00	$0.00	$0.00	$27.88

Class A Principal Allocations

{19}	First Allocation of Principal	{19}	5,383,314.05
{20}	Regular Allocation Principal	{20}	22,500,000.00
{21}	Class A-1 Allocation of Principal	{21}	22,500,000.00
{22}	Class A Allocation of Principal	{22}	0.00

III.	RECONCILIATION OF PRE-FUNDING ACCOUNT:

{23}	Beginning of Period Pre-Funding Account Balance	{23}		0.00
{24}	Purchase of Subsequent Receivables	{24}	0.00
{25}	Investment Earnings	{25}	0.00
{26}	Investment Earning Transfer to Collection Account	{26}	(0.00)
{27}	Payment of Mandatory Prepayment Amount	{27}	0.00
{28}	Payment to Reserve Fund for Subsequent Funding Deposit	{28}	0.00
{29}	End of Period Pre-Funding Account Balance	{29}		0.00

IV.	RECONCILIATION OF COLLECTION ACCOUNT:

Available Funds:
{30}	Scheduled and Prepayment Principal Cash Received	{30}	27,720,415.29
{31}	Liquidation Proceeds Collected During Period	{31}	4,784.52
{32}	Receivables Repurchase Amounts	{32}	76,450.03
{33}	Interest and Fee Collected on Receivables	{33}	3,766,146.40
{34}	Return of Excess Deposit - Prefunding Account	{34}	0.00
{35}	Swap Termination Account	{35}	0.00
{36}	Advances from the Reserve Fund	{36}	0.00
{37}	Reserve Account Excess Amount Release	{37}	0.00
	Investment Earnings on Trust Accounts
{38}	Collection Account	{38}	20,276.17
{39}	Transfer from Reserve Fund	{39}	10,067.89
{40}	Transfer from Pre-Funding Account	{40}	0.00
{41}	Net Swap Receipts	{41}	0.00
{42}	Optional Note Redemption Prepayment Amount	{42}	0.00
{43}	Total Available Funds	{43}		31,598,140.30

Distributions:
{44}	Trustee Fees	{44}	0.00
{45}	Servicing Fees	{45}	387,119.75
{46}	Unpaid Servicing Fees	{46}	0.00
{47}	Change from Prior Unpaid Servicing Fees	{47}	0.00
{48}	Net Swap Payments	{48}	185,356.04
{49}	Unpaid Net Swap Payments	{49}	0.00

Class A Noteholders’ Note Interest
Class	Beginning Note Balance	Interest Rate	Days	Days Count Basis	Calculated Interest	Coupon Payment Per $1,000
{50}	Tranche A-1	$145,087,398.35	1.14%	31	Actual/360	$142,193.83	$0.66	{50}	142,193.83
{51}	Tranche A-2	$228,000,000.00	1.43%	30	30/360	$271,700.00	$1.19	{51}	271,700.00
{52}	Tranche A-3	$303,000,000.00	LIBOR + 0.08%	31	Actual/360	$324,188.96	$1.07	{52}	324,188.96
{53}	Tranche A-4	$230,500,000.00	2.88%	30	30/360	$553,200.00	$2.40	{53}	553,200.00
Class A Noteholders’ Carryover Shortfall
Class	Carryover Shortfall	Change from Prior Period	Carryover Shortfall Per $1,000
{54}	Tranche A-1	$0.00	$0.00	$0.00	{54}	0.00
{55}	Tranche A-2	$0.00	$0.00	$0.00	{55}	0.00
{56}	Tranche A-3	$0.00	$0.00	$0.00	{56}	0.00
{57}	Tranche A-4	$0.00	$0.00	$0.00	{57}	0.00
{58}	Senior Swap Termination Payment	{58}	0.00
{59}	First Allocation of Principal	{59}	5,383,314.05
Class B Noteholders’ Note Interest
Class	Beginning Note Balance	Interest Rate	Days	Days Count Basis	Calculated Interest	Coupon Payment Per $1,000
{60}	Tranche B	$22,500,000	2.46%	30	30/360	$46,125.00	$2.05	{60}	46,125.00
Class B Noteholders’ Carryover Shortfall
Class	Carryover Shortfall	Change from Prior Period	Carryover Shortfall Per $1,000
{61}	Tranche B	0.00	0.00	0.00	{61}	0.00
{62}	Total Class A Allocation of Principal	{62}	22,500,000.00
{63}	Deposit to Reserve Account, to Required Level	{63}	1,804,942.67
{64}	Total Class B Allocation of Principal	{64}	0.00
{65}	Subordinate Swap Termination Payment	{65}	0.00
{66}	Other Amounts Due to the Trustee	{66}	0.00
{67}	Optional Note Redemption Amount	{67}	0.00
{68}	Distribution to the Equity Certificate Holder	{68}	0.00
{69}	Total Distributions	{69}	31,598,140.30

V.	RECONCILIATION OF RESERVE ACCOUNT:

{70}	Beginning of Period Reserve Account balance	{70}		14,858,691.97
{71}	Deposits to Reserve Account - Subsequent Fundings	{71}		0.00
Subtotal				14,858,691.97
{72}	Reserve Account Requirement	{72}	18,024,081.69
{73}	Reserve Account Shortfall / (Excess)	{73}	3,165,389.72
{74}	Withdrawals from Reserve Account	{74}		0.00
{75}	Deposit to Reserve Fund, to Required Level	{75}		1,804,942.67
{76}	Withdrawal of Reserve Account Release to Available Funds	{76}		(0.00)
{77}	End of Period Reserve Account Balance	{77}		16,663,634.64
{78}	Change in Reserve Account Balance from Prior Period	{78}		1,804,942.67
{79}	EOP Shortfall	{79}		1,360,447.05

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Monthly Servicer’s Report as dated below.

OFFICERS’ CERTIFICATE

The undersigned hereby certifies that (i) he or she is an Authorized Officer of Capital One Auto Finance, Inc. (the “Servicer”), and (ii) Exhibit A hereto complies with the requirements of, and is being delivered pursuant to, the Sale and Servicing Agreement dated as of September 23, 2003 by and among Capital One Auto Finance, Inc., as Servicer, Capital One Prime Auto Receivables Trust 2003-2, as Issuer, Capital One Auto Receivables, LLC, as Seller, and JPMorgan Chase Bank,

as Indenture Trustee.

CAPITAL ONE AUTO FINANCE, INC.

Capital One Auto Finance, Inc., as Servicer

By:	/s/ Steve Cunningham
Name:	Steve Cunningham
Title:	Assistant Vice President
Date:	01/12/2004

Exhibit A

Capital One Prime Auto Receivables Trust

Automobile Receivable - Backed Notes, Series 2003-2

Servicer’s Certificate

Tranche A-1 1.13813% Asset-Backed Notes

Tranche A-2 1.43000% Asset-Backed Notes

Tranche A-3 LIBOR + 0.08% Asset Backed Notes

Tranche A-4 2.88000% Asset-Backed Notes

Tranche B 2.46000% Asset-Backed Notes

Monthly Period Ending 12/31/2003

Distribution Date 01/15/2004

Monthly Period Beginning:	12/1/2003
Monthly Period Ending:	12/31/2003
Prev. Distribution/Close Date:	12/15/2003
Distribution Date:	01/15/2004
Days of Interest for Period:	31
Days in Collection Period	31
Months Seasoned:	3

I.	MONTHLY PERIOD NOTE BALANCE CALCULATION:

			Class A-1	Class A-2	Class A-3	Class A-4	Class B	Total
{1}	Original Note Balance	{1}	$216,000,000.00	$228,000,000.00	$303,000,000.00	$230,500,000.00	$22,500,000.00	$1,000,000,000.00
{2}	Beginning of Period Note Balance	{2}	$145,087,398.35	$228,000,000.00	$303,000,000.00	$230,500,000.00	$22,500,000.00	$929,087,398.35
{3}	End of Period Note Balance	{3}	$117,204,084.30	$228,000,000.00	$303,000,000.00	$230,500,000.00	$22,500,000.00	$901,204,084.30
{4}	Note Pool Factors ( {3} / {1})	{4}	0.5426	1.0000	1.0000	1.0000	1.0000	0.9012

II.	MONTHLY PERIOD AND CUMULATIVE NUMBER OF RECEIVABLES CALCULATION:

			Cumulative	Period
{5}	Beginning Number of Receivables	{5}	53,331	58,759
{6}	Number of Subsequent Receivables Purchased	{6}	7,192	0
{7}	Number of Receivables Defaulted During Period	{7}	10	8
{8}	Number of Receivables Becoming Purchased Receivables During Period	{8}	5	3
{9}	Number of Receivables Paid Off During Period	{9}	2,492	732
{10}	Ending Number of Receivables	{10}	58,016	58,016

III.	STATISTICAL DATA (CURRENT AND HISTORICAL)

			Original	Prev. Month	Current
{11}	Weighted Average APR of the Receivables	{11}	5.00%	5.01%	5.01%
{12}	Weighted Average Remaining Term of the Receivables	{12}	54.16	52.38	51.55
{13}	Weighted Average Original Term of Receivables	{13}	56.38	56.38	56.38
{14}	Average Receivable Balance	{14}	17,825	15,810.97	15,532

IV.	DELINQUENCY

Receivables with Scheduled Payment Delinquent			Units	Dollars	Percentage
{15}	31-60 Days	{15}	38	598,919	0.07%
{16}	61-90 Days	{16}	13	141,269	0.02%
{17}	91-120 Days	{17}	3	54,961	0.01%
{18}	Receivables with Scheduled Payment Delinquent More Than 61 Days at the End of Period	{18}	16	196,230	0.02%

V.	PERFORMANCE TESTS:

Delinquency Ratio:

{19}	Receivables with Scheduled Payment Delinquent More Than 61 Days at the End of Period ( line {18})	{19}	196,230
{20}	End of Period Current Principal Balance	{20}	901,204,084.30
{21}	Delinquency Ratio ({16} + {17} divided by {20})	{21}		0.02%
{22}	Previous Monthly Period Delinquency Ratio	{22}		0.02%
{23}	Second Previous Monthly Period Delinquency Ratio	{23}		0.01%
{24}	3 Month Average Delinquency Ratio ({21} + {22} +{23}) / 3)	{24}		0.01%

	Compliance with the Accelerated Reserve Fund Trigger? (3 Month Average Delinquency Ratio is less than or equal to 2.25%)	Yes

Current Net Charge-off Rate:

{25}	Receivables becoming Defaulted Receivables during period	{25}	87,355.95
{26}	Cram Down Losses occurring during period	{26}	0.00
{27}	Liquidation Proceeds collected during period	{27}	4,784.52
{28}	Net Losses during period ({25} + {26} - {27})	{28}	82,571.43
{29}	Monthly Annualized Net Charge-Off Ratio (({28} / {20}) * 12)	{29}		0.11%
{30}	Previous Monthly Period Charge-Off Ratio	{30}		0.02%
{31}	Second previous Monthly Period Charge-Off Ratio	{31}		0.00%
{32}	3 Month Average Net Charge-Off Rate (({29}+{30}+{31})/3)	{32}		0.04%

	Compliance with the Accelerated Reserve Fund Trigger? (3 Month Average Net Loss Rate is less than or equal to 2.25%)	Yes